UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

August 24, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A (this “Amendment”) amends that certain Current Report on Form 8-K filed by Gaucho Group Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on August 25, 2023, as amended on August 28, 2023 (as amended, the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently the Company will include a stockholder advisory vote on the compensation of its named executive officers.

As previously reported by the Company in the Original Filing, the Company convened its 2023 Annual Stockholder Meeting virtually on August 24, 2023 at 12:00 p.m. Eastern Time (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of advisory votes on the compensation of the Company’s named executive officers. The highest number of votes were cast in favor of holding future advisory votes on the compensation of the Company’s named executive officers every three years.

In light of the voting results, and consistent with the Board of Directors’ initial recommendation, the Company shall conduct an advisory vote on the compensation of the Company’s named executed officers every three years until the next vote on the frequency of advisory votes on executive compensation. The next advisory vote on the frequency of advisory votes on named executive officer compensation will occur at the Company’s 2029 Annual Meeting of Stockholders.

Except as described herein, no other changes have been made to the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO